Exhibit 99.2

TRISTATE CAPITAL HOLDINGS, INC.—SPECIAL MEETING OF SHAREHOLDERS, FEBRUARY 28, 2022
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 6:00 a.m. Eastern Time on February 28, 2022, the day of the Special Meeting.
VOTE BY INTERNET – WWW.CESVOTE.COM
Use the Internet to transmit your voting instructions up until 6:00 a.m. Eastern Time on February 28, 2022, the day of the Special Meeting. Have your proxy card in hand when you access the website and follow the instructions.
OR VOTE BY TELEPHONE – 1-888-693-8683
Use a touch-tone telephone to transmit your voting instructions up until 6:00 a.m. Eastern Time on February 28, 2022, the day of the Special Meeting. Have your proxy card in hand when you call and follow the instructions.
OR VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
CONTROL NUMBER
If submitting a proxy by mail, please sign and date
the card below and fold and detach card at perforation before mailing.
The Board of Directors of TriState Capital recommends that you vote “FOR” the following proposals:
1. To approve and adopt the Agreement and Plan of Merger, dated October 20, 2021, by and among Raymond James Financial, Inc. (“Raymond James”), Macaroon One LLC (“Merger Sub 1”), Macaroon Two LLC (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”) and TriState Capital, as such agreement may be amended from time to time, pursuant to which Merger Sub 1 will merge with and into TriState Capital, with TriState Capital continuing as the surviving entity after such merger, and thereafter, TriState Capital will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity in such merger, a copy of which is attached as Annex A and as more fully described in the proxy statement/prospectus, dated January 25, 2022 (the “merger proposal”).
FOR AGAINST ABSTAIN
2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (the “adjournment proposal”).
FOR AGAINST ABSTAIN
Signature Date
Signature (Joint Owner) Date
Please sign exactly as your name or names appear on this proxy card. Executors, administrators, attorneys–in–fact or trustees should give their full titles as such. If the signer is a corporation, please sign full corporate name and have a duly authorized officer sign, stating the title. If a partnership, please sign in partnership name by an authorized person. When shares are held jointly, each holder should sign.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.
TRISTATE CAPITAL HOLDINGS, INC.
SPECIAL MEETING OF SHAREHOLDERS February 28, 2022 9:00 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The signer hereby appoints each of James F. Getz, Brian S. Fetterolf, and Karla Villatoro de Freidman, or any successors thereto, each with full powers of substitution, to act as attorney and proxy for the signer to vote all shares of the common stock (“TriState Capital Common Stock”) of TriState Capital Holdings, Inc. (“TriState Capital”), which the signer is entitled to vote at the Special Meeting of Shareholders (the “Meeting”), to be held on February 28, 2022, at 9:00 a.m., Eastern Time, over the internet in a virtual-only form at www.issuerdirect.com/virtual-event/tsc, and at any and all adjournments thereof, as indicated on the reverse hereof.
Only the shareholders of record on January 20, 2022, are entitled to notice of, attend and to vote at the Meeting or any adjournment thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The Board of Directors of TriState Capital recommends that you vote “FOR” the proposal to approve and adopt the Agreement and Plan of Merger and “FOR” the proposal to approve one or more adjournments of the special meeting.
PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)